CONTRATO DE ARRENDAMIENTO


     QUE CELEBRAN, POR UNA PARTE, LOS SRES. INGS. EDUARDO E. DAMY GOMEZ Y SERGIO
R. DAMY GOMEZ, EN REPRESENTACION DE SUS HIJOS EDUARDO Y ALEJANDRO DAMY MONRAZ, NEIL SERGIO Y RENE DANIEL DAMY NOVOA, RESPECTIVAMENTE, EN LO SUCESIVO ("LOS ARRENDADORES" ) Y POR LA OTRA PARTE JPM PANTERA, S.A. DE C.V. REPRESENTADA POR LA SRA. MARIA LUISA LOZANO GARCIA, EN LO SUCESIVO ( " LA ARRENDATARIA " ), CONFORME A LAS SIGUIENTES DECLARACIONES Y CLAUSULAS:

                                  DECLARACIONES

EL ARRENDADOR declare BAJO PROTESTA DE DECIR VERDAD:

I.A. Ser ciudadano mexicano, mayor de edad, y sin ninguna restriccion legal para celebrar el presente contrato y cumplir cabalmente sus obligaciones y responsabilidades establecidas en este instrumento.

I.B. Que es  propietario de la finca marcada con el numero 133 y 137 de la calle
     Montemorelos en Zapopan, Jalisco, ( en lo sucesivo la "PROPIEDAD" ). El cual tiene una superficie de 40,128 SQ.FT.

I.C. Que la PROPIEDAD se encuentra libre de cualquier gravamen, y no esta sujeta a restriccion alguna para realizar las actividades que el ARRENDATARIO pretende de conformidad con las condiciones establecidas en el presente contrato.

EL ARRENDATARIO declara BAJO PROTESTA DE DECIR VERDAD:

II.A.Ser una sociedad mercantil debidamente constituida y organizada conforme a las leyes vigentes en la Republica Mexicana segun consta en la escritura publica numero 10813 de fecha Agosto 08 de 1985 otorgada ante la fe del Notario Publico numero 2 (dos) Licenciado Guillermo Martinez Ugarte, en Chapala , Jalisco.

II.B.Que en su deseo celebra el presente contrato para arrendar la PROPIEDAD de el ARRENDADOR.

Ambas partes declaran:
III.A. Que han negociado libremente los terminos y condiciones del presente contrato, y estan concientes de sus obligaciones y responsabilidades bajo el presente contrato.

III.B. Por lo tanto, las partes en este acto con la intencion de quedar legalmente obligados bajo los terminos del presente instrumento, acuerdan celebrar este contrato de conformidad con las siguientes:

                                    CLAUSULAS

PRIMERA.- EL ARRENDADOR en este acto arriendan al ARRENDATARIO la PROPIEDAD por un periodo de 5 ( cinco ) anos .

SEGUNDA.- De conformidad con la Clausula Primera anterior, la vigencia del presente contrato comenzara desde el dia 01 de Junio de 1998 y permanecera vigente hasta el 31 de Mayo del 2003.

El ARRENDATARIO renuncia al derecho de prorroga que establece el Codigo Civil del Estado de Jalisco.

TERCERA.- Las partes acuerdan que por el uso de la PROPIEDAD, el ARRENDATARIO debera pagar a los ARRENDADORES por concepto de renta la cantidad de $ 96,900.00 ( Noventa y seis mil novecientos pesos 00/100 M.N. ) mas el importes del Impuesto al Valor Agregado.

Durante la vigencia del presente contrato, todas las rentas mensuales seran obligatorias para el ARRENDATARIO y deberan pagarse en su totalidad aun en los casos en que la PROPIEDAD sea ocupada unicamente por una parte del mes.

El ARRENDATARIO debera pagar la renta, a manera anticipada, a mas tardar el dia 5 de cada mes en el domicilio del ARRENDADOR, debiendose cargar en caso de mora por interes moratorio al 10% por cada mes que transcurra sin cubrirse EL ADEUDO. El cargo nunca podra ser inferior al 0.27% por dia, en caso de no cubrirse la renta a mas tardar el decimo dia del mes.

El ARRENDADOR deberan entregar los recibos por el pago de la renta, los cuales deberan reunir todos los requisitos fiscales aplicables que sean necesarios para la deducibilidad de los mismos.

CUARTA.-  El  ARRENDADOR  reconoce  y  consiente  en el  uso  de  bodega  que el
ARRENDATARIO dara a la PROPIEDAD. El ARRENDADOR sera responsable de cooperar y realizar sus mejores esfuerzos para que el ARRENDATARIO tenga el uso y goce pacifico de la PROPIEDAD y especificamente que tenga total e irrestricto acceso a las areas de la misma.

El pago correspondiente al consumo de agua y energia electrica correra por parte del ARRENDATARIO, comprometiendose a entregar a el ARRENDADOR los recibos o copia de ellos, liquidados al corriente, debiendo entregar el finiquito por dicho consumo al termino del presente.

El ARRENDATARIO tambien sera el responsable del pago del telefono y en general de cualquier otro servicio que individualmente contrate para su uso o consumo dentro de la PROPIEDAD.

El ARRENDADOR sera el responsable de cubrir por su cuenta las contribuciones prediales de la PROPIEDAD.

QUINTA.- El ARRENDATARIO declara que ha recibido la PROPIEDAD a que se refiere el presente, en buen estado, obligandose a mantener en buen estado sus instalaciones y servicios, asi como a componer y reponer los bienes cuya destruccion deterioro o perdida le sea imputable. Consecuentemente debera efectuar y correra por su cuenta, todo tipo de reparaciones, reposiciones o composturas que para el buen servicio requieren las canerias, llaves de agua, excusados, sumideros, puertas, ventanas, chapas, vidrios e instalaciones de electricidad, existentes en la PROPIEDAD, asi como a pagar las multas impuestas por el mal uso de los mencionados, renunciando al efecto en lo que se oponga a las presentes estipulaciones. De la misma manera, el ARRENDATARIO sera el responsable de cubrir por su cuenta todos los impuestos que graven los giros mercantiles establecidos por el mismo.

El ARRENDATATIO no podra hacer ninguna otra variacion a la PROPIEDAD. Todas las modificaciones o mejoras que el ARRENDATARIO haga o hiciera a la PROPIEDAD, ya sean utiles, necesarias o de ornato, quedaran a beneficio de la finca al finalizar el presente contrato y sin derecho a cobrar traspasos o indemnizacion alguna.

Por ningun motivo sera el ARRENDADOR responsable de los objetos que se introduzcan en la PROPIEDAD arrendada, ni los danos y perjuicios que sufra el ARRENDATARIO por actos u omisiones de terceros dentro o cerca de la PROPIEDAD arrendada.

SEXTA.- Queda prohibido a el ARRENDATARIO, subarrendar, traspasar o ceder en cualquier forma el uso del bien arrendado o los derechos del presente contrato. Los subarrendamientos, traspasos o sesiones concertadas en contravencion de lo estipulado en esta clausula, ademas de ser nulos e inoperativos respecto de el ARRENDADOR, daran lugar a la rescision del contrato de arrendamiento, si este lo desea.

SEPTIMA.- El ARRENDATARIO renuncia expresamente al derecho de preferencia del tanto, para el caso de que el ARRENDADOR desee enajenar toda o parte de la PROPIEDAD o cualquier derecho real o personal sobre el mismo.

OCTAVA.- La Sra. Maria Luisa Lozano Garcia quien asiste a la celebracion del presente contrato; se obliga a favor de el ARRENDADOR como fiador de el ARRENDATARIO por el cumplimiento de todas y cada una de las obligaciones estipuladas en el o derivadas del mismo, renunciando a los beneficios de orden de exclusion y division, durando esta obligacion hasta la devolucion de la PROPIEDAD totalmente desocupada y la satisfaccion de las obligaciones contraidas en el presente contrato.


NOVENA.- El ARRENDADOR y el ARRENDATARIO convienen expresamente que para el caso de llegar al vencimiento del presente contrato y el ARRENDATARIO no desocupare la PROPIEDAD dentro de los quince ( 15 ) dias siguientes, pagara al ARRENDADOR la cantidad de $ 4,000.00 ( cuatro mil pesos 00/100 M.N. ) diarios y hasta la total desocupacion, por concepto de perjuicios.

DECIMA.- Cualquier notificacion entre las partes que debe realizarse de conformidad con el presente contrato o en virtud de cualquier procedimiento judicial o administrativo que se sucite de este documento, debera realizarse por escrito y entregarse en el domicilio del ARRENDADOR.

DECIMA PRIMERA.- Para la interpretacion, cumplimiento y resolucion de cualquier controversia que pudiese surgir del presente contrato, las partes se someten expresamente a la competencia de las leyes y a los tribunales del orden comun de Guadalajara, Jalisco, Mexico, renunciando a cualquier otro fuero que les pudiere corresponder en funcion de sus domicilios presentes o futuros. Se conviene, asimismo, que seran a cargo del ARRENDATARIO conjuntamente con el fiador, todos los gastos judiciales y extrajudiciales a que diere lugar por incumplimiento del contrato, asi como las costas que se causen en caso de juicio.

DECIMA SEGUNDA.- Durante el termino del presente contrato, el monto de la renta sera ajustada anualmente tomando como base para el ajuste, el promedio del Costo Porcentual Promedio ( C.P.P. ) del ano inmediato anterior a la fecha del Ajuste segun lo publique el Banco de Mexico, ( Primer ajuste, Mayo 31 de 1999, en base al promedio del C.P.P. de los meses de Mayo, Junio, Julio, Agosto, Septiembre, Octubre, Noviembre, Diciembre, de 1998 Enero, Febrero, Marzo y Abril de 1999).


En la Ciudad de Guadalajara, Jalisco, a 01 de Junio de 1998, leido que fue el presente contrato, las partes conscientes de su contenido y alcance de todas y cada una de sus clausulas, manifiestan su absoluta conformidad en las mismas, ratificandolo mediante su firma, ante los testigos que tambien suscriben.


ARRENDADOR                                          ARRENDATARIO


Sr. Ing. Eduardo E. Damy Gomez.                    JPM Pantera, S.A. de C.V.



ARRENDAROR                                           FIADOR


Sr. Ing. Sergio R. Damy Gomez.                    Sra. Maria Luisa Lozano Garcia

TESTIGO                                               TESTIGO

C.P. Fernando Escobar Espinosa.                     C.P. Jose Luis Aranda Perez.